EXHIBIT 2.02

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER BY AND AMONG

ADVANCED ENVIRONMENTAL PETROLEUM PRODUCERS INC.,

AEPP MERGER SUB, INC. AND ONCOLIX, INC.

This amendment no. 1 dated July 25, 2017 (“Amendment”) is to the agreement and plan of merger dated July 18, 2017 (“Agreement”) by and among ADVANCED ENVIRONMENTAL PETROLEUM PRODUCERS INC., a Florida corporation (“AEPP”), AEPP MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of AEPP (the “Merger Sub”), and ONCOLIX, INC., a Delaware corporation (the “Oncolix”). AEPP, Merger Sub, and Oncolix each, individually, a “Party” or, collectively, the “Parties.”

WHEREAS, the Parties agree to amend and restate Section 2.10 of the Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

Section 1. The Parties hereby amend and restate Section 2.10 in its entirety, as set forth below:

Section 2.10 Amendment of AEPP Articles of Incorporation. Within two months of the Effective Time, AEPP will undertake to obtain shareholder approval to amend the articles of incorporation to (i) increase the authorized preferred stock to no less than 250,000,000 shares of AEPP preferred stock of which 150,000,000 will be designated AEPP Preferred Stock, (ii) increase the authorized common stock to no less than 950,000,000 shares of common stock, and (iii) change the name of AEPP to Oncolix, Inc.

Section 2. The Parties hereby acknowledge that the Agreement, as amended by this Amendment, remains in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

AEPP:	ADVANCED ENVIRONMENTAL PETROLEUM PRODUCERS INC.

	By:	/s/ Michael T. Redman
	Name:	Michael T. Redman
	Title:	President and Chief Executive Office

MERGER SUB:	AEPP MERGER SUB, INC.

	By:	/s/ Michael T. Redman
	Name:	Michael T. Redman
	Title:	President and Chief Executive Office

ONCOLIX:	ONCOLIX, INC.

	By:	/s/ Michael T. Redman
	Name:	Michael T. Redman
	Title:	President and Chief Executive Officer